UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 25, 2002

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4701 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5: Other Events
Item 7(c): Exhibits
Signatures
Press Release

Item 5: Other Events

Southern Community Financial Corporation held its annual meeting of shareholders on April 25, 2002. Shareholders elected five persons as Class II directors to serve three-year terms expiring in 2005. Those persons were: Nolan G. Brown, Richard M. Cobb, Billy D. Prim, Annette Y. Scippio, and Anthony H. Watts. Shareholders also elected Jeff T. Clark as a Class I director to serve a two year term expiring in 2004 and James G. Chrysson as a Class III director to serve a one year term expiring in 2003. Shareholders also ratified the appointment of Dixon Odom PLLC as the company’s independent certified public accountant for the year ended December 31, 2002.

Item 7(c): Exhibits

     Exhibit 99: Press Release

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By: /s/ Richard M. Cobb

Richard M. Cobb Executive Vice President

Date: May 1, 2002